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                                                                   EXHIBIT 23.2

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated October 27, 1999) pertaining to the Ride, Inc. 1994 Stock Option Plan and the Ride, Inc. 1994 Directors' Nonqualified Stock Option Plan assumed by K2 Inc. of our report dated February 17, 1999, with respect to the consolidated financial statements and schedule of K2 Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                      /s/ ERNST & YOUNG LLP



Los Angeles, CA
October 21, 1999